AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 16, 2000
                                                          REGISTRATION NO. 333-

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  METLIFE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                                                                                 13-4075851
(STATE OR OTHER JURISDICTION OF                       ONE MADISON AVENUE                        (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)                 NEW YORK, NEW YORK 10010-3690                  IDENTIFICATION NO.)
                                    (ADDRESS OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                  SAVINGS AND INVESTMENT PLAN FOR EMPLOYEES OF
                 METROPOLITAN LIFE AND PARTICIPATING AFFILIATES
                            (FULL TITLE OF THE PLAN)

                              GARY A. BELLER, ESQ.
               SENIOR EXECUTIVE VICE-PRESIDENT AND GENERAL COUNSEL
                                  METLIFE, INC.
                               ONE MADISON AVENUE
                             NEW YORK, NY 10010-3690
                                 (212) 578-2211
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                         CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES   AMOUNT TO BE    PROPOSED MAXIMUM OFFERING      PROPOSED MAXIMUM            AMOUNT OF
TO BE REGISTERED      REGISTERED      PRICE PER SHARE (1)            AGGREGATE OFFERING PRICE    REGISTRATION FEE
----------------      ----------      -------------------            ------------------------    ----------------
COMMON STOCK ($.01    41,000,000      $17.41                         $713,810,000                $188,446
PAR VALUE             SHARES
PER SHARE) (2)

IN ADDITION, PURSUANT TO RULE 416(c) UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT ALSO COVERS AN INDETERMINATE AMOUNT OF INTERESTS TO BE OFFERED OR SOLD PURSUANT TO THE SAVINGS AND INVESTMENT PLAN FOR EMPLOYEES OF METROPOLITAN LIFE AND PARTICIPATING AFFILIATES.

(1) ESTIMATED, IN ACCORDANCE WITH RULE 457(h) UNDER THE SECURITIES ACT OF 1933, AS AMENDED, SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE. THE PROPOSED MAXIMUM OFFERING PRICE PER SHARE IS BASED ON THE AVERAGE OF THE HIGH AND LOW PRICES OF METLIFE, INC. COMMON STOCK REPORTED BY THE NEW YORK STOCK EXCHANGE ON MAY 10, 2000, WHICH IS WITHIN FIVE (5) BUSINESS DAYS PRIOR TO THE DATE OF THIS REGISTRATION STATEMENT.

(2) EACH SHARE OF COMMON STOCK INCLUDES A SERIES A JUNIOR PARTICIPATING PREFERRED STOCK PURCHASE RIGHT ISSUED PURSUANT TO THE STOCKHOLDER RIGHTS AGREEMENT.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION

         Not required to be filed with the Securities and Exchange Commission (the "Commission").

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         Not required to be filed with the Commission.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed with the Commission by MetLife, Inc. (the "Company") are incorporated herein by reference and made a part hereof:

(a) The Company's prospectus, dated April 4, 2000, filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act");

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1999; and

(c) The description of the Company's capital stock contained in the Company's Registration Statement on Form 8-A (File No. 001-15787), filed with the Commission on March 31, 2000, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company's directors and officers may be indemnified against liabilities, fines, penalties and claims imposed upon or asserted against them as provided in the Delaware General Corporation Law and the Company's Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws. Such indemnification covers all costs and expenses incurred by a director or officer in his capacity as such. The Board of Directors, by a majority vote of a quorum of disinterested directors or, under certain circumstances, independent counsel appointed by the Board of Directors, must determine that the director or officer seeking indemnification was not guilty of willful misconduct or a knowing violation of the criminal law. In addition, the Delaware General Corporation Law and our Amended and Restated Certificate of Incorporation may, under certain circumstances, eliminate the liability of directors and officers in a stockholder or derivative proceeding.

         If the person involved is not a director or officer of the Company, the Board of Directors may cause the Company to indemnify, to the same extent allowed for the Company's directors and officers, such person who was or is a party to a proceeding by reason of the fact that he is or was the Company's employee or agent, or is or was serving at the Company's request as director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

         We have in force and effect policies insuring our directors and officers against losses which they or any of them will become legally obligated to pay by reason of any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty by the directors and officers in the discharge of their duties, individually or collectively, or any matter claimed against them solely by reason of their being directors or officers. Such coverage is limited by the specific terms and provisions of the insurance policies.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

      Exhibit Number                   Description
      --------------                   -----------

         4.1 Amended and Restated Certificate of Incorporation of MetLife, Inc. (incorporated herein by reference to Exhibit 3.1 of the Company's Registration Statement on Form S-1, File No. 333-91517)

         4.2 Amended and Restated By-Laws of MetLife, Inc. (incorporated herein by reference to Exhibit 3.2 of the Company's Registration Statement on Form S-1, File No. 333-91517)

         4.3 Form of Certificate of Common Stock, par value $0.01 per share (incorporated herein by reference to Exhibit 4.1 of the Company's Registration Statement on Form S-1, File No. 333-91517)

         4.4 Stockholder Rights Agreement (incorporated herein by reference to Exhibit 10.6 of the Company's Registration Statement on Form S-1, File No. 333-91517)

         23       Consent of Deloitte & Touche LLP

         24 Power of Attorney (included on the signature page to this Registration Statement)


ITEM 9.  UNDERTAKINGS

A.       The undersigned Company hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this effective Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the indemnification provisions summarized in Item 6 of this Registration Statement or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Each person whose signature appears below hereby authorizes and appoints Robert H. Benmosche and Gary A. Beller, or any of them, as such person's attorney-in-fact, with full power of substitution and resubstitution, to sign and file on such person's behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed by MetLife, Inc. pursuant to Rule 462(b) of the Securities Act of 1933, as amended, as fully as such person could do in person, hereby verifying and confirming all that such attorney-in-fact, or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 15th day of May, 2000.


                                        MetLife, Inc.



                                        By: /s/ Robert H. Benmosche
                                           --------------------------------
                                           Name:   Robert H. Benmosche
                                           Title:  Chairman, President and
                                                   Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

         SIGNATURE                                TITLE                                          DATE
         ---------                                -----                                          ----
/s/ Robert H. Benmosche        Chairman, President, Chief                                        May 15, 2000
------------------------       Executive Officer and Director
 Robert H. Benmosche

/s/ Curtis H. Barnette         Director                                                          May 15, 2000
------------------------
  Curtis H. Barnette


/s/  Gerald Clark              Vice-Chairman, Chief Investment                                   May 15, 2000
------------------------       Officer and Director
     Gerald Clark

/s/ Joan Ganz Cooney           Director                                                          May 15, 2000
------------------------
  Joan Ganz Cooney

         SIGNATURE                               TITLE                                           DATE
         ---------                               -----                                           ----
/s/ Burton A. Dole, Jr.        Director                                                          May 15, 2000
-------------------------
    Burton A. Dole, Jr.


/s/ James R. Houghton          Director                                                          May 15, 2000
-------------------------
    James R. Houghton


/s/ Harry P. Kamen             Director                                                          May 15, 2000
-------------------------
    Harry P. Kamen


/s/ Helene L. Kaplan           Director                                                          May 15, 2000
-------------------------
    Helene L. Kaplan


/s/ Charles M. Leighton        Director                                                          May 15, 2000
-------------------------
    Charles M. Leighton


/s/ Allen E. Murray           Director                                                          May 15, 2000
-------------------------
    Allen E. Murray


/s/ Stewart G. Nagler                                                                           May 15, 2000
-------------------------     Vice-Chairman, Chief Financial
    Stewart G. Nagler         Officer and Director


/s/ John J. Phelan, Jr.        Director                                                          May 15, 2000
-------------------------
    John J. Phelan, Jr.


/s/ Hugh B. Price              Director                                                          May 15, 2000
-------------------------
    Hugh B. Price


/s/ Ruth J. Simmons            Director                                                          May 15, 2000
-------------------------
    Ruth J. Simmons


/s/ William C. Steere, Jr.     Director                                                          May 15, 2000
-------------------------
    William C. Steere, Jr.


/s/ Virginia M. Wilson         Controller                                                       May 15, 2000
-------------------------
    Virginia M. Wilson


         Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on this 15th day of May, 2000.


                                    Savings and Investment Plan for Employees of
                                    Metropolitan Life and Participating
                                    Affiliates


                                    By: /s/  James N. Heston
                                       --------------------------
                                       Name: James N. Heston
                                       Title:   Plan Adminstrator